Exhibit 10.2
Execution Version
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of June 29, 2023, is made by and between Caribou Biosciences, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Pfizer Inc., a corporation organized under the laws of the State of Delaware (“Pfizer”). Each of the Company and Pfizer may be referred to herein as a “Party” and together as the “Parties”. Capitalized terms not defined herein shall have the meanings assigned to them in the SPA (as defined herein).
WHEREAS, Pfizer and the Company are parties to a Securities Purchase Agreement, dated as of the date hereof (the “SPA”), pursuant which the Company will issue and sell to Pfizer the Purchased Shares;
WHEREAS, Pfizer and the Company are parties to an Information Rights Agreement, dated as of the date hereof;
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Pfizer agree as follows:
1.Voting Agreement. During the period beginning on the date hereof and ending on the date that is twelve (12) months after the date hereof, Pfizer hereby covenants and agrees that so long as the aggregate number of Voting Securities and any securities convertible or exchangeable into or exercisable within sixty (60) days for any Voting Securities (including any derivative securities or security-based swaps involving the equity securities of the Company) that are Beneficially Owned by Pfizer is greater than or equal to 5.0% of the aggregate number of then issued and outstanding Voting Securities of the Company, Pfizer shall cause such securities that are Beneficially Owned by it representing Beneficial Ownership of Voting Securities in excess of 4.99% of the then issued and outstanding Voting Securities of the Company to be voted (i) with respect to any matter directly relating to remuneration of directors, directors’ insurance or indemnification or release from liability of directors, in a manner proportionally consistent with the votes properly cast for and against by holders of Voting Securities not Beneficially Owned by Pfizer, and (ii) with respect to any other matter in which Pfizer shall have the right to vote such Voting Securities, in accordance with the recommendation of the Board of Directors of the Company or any applicable committee thereof.
2.Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 2:
“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act.
“Common Stock” means the shares of the Company’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Voting Securities” means the Purchased Shares and any other securities of the Company entitled to vote at any general meeting of the Company.
3.Miscellaneous.
a.Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day; (b) the next Business Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; or (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
b.Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Pfizer, and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 4.2 shall be binding upon Pfizer and the Company.
c.Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
d.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by merger).
e.No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
f.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of this Agreement, then the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.
g.Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal E-SIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
h.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
i.Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Pfizer and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.
j.Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.
k.WAIVER OF JURY TRIAL. IN ANY ACTION IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CARIBOU BIOSCIENCES, INC.

By: /s/ Rachel E. Haurwitz, Ph.D. Name: Rachel E. Haurwitz, Ph.D. Title: President and Chief Executive Officer

Address for Notices: Caribou Biosciences, Inc. 2929 7th Street, Suite 105 Berkeley, CA 94710 Attention: Chief Legal Officer Email: legalnotices@cariboubio.com

With copy (which shall not constitute notice) to:

Reed Smith LLP 1901 Avenue of the Stars, Suite 700 Los Angeles, CA 90067 Attention: Ashok Mukhey Email: amukhey@reedsmith.com

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PFIZER INC.

By:	/s/ John DeYoung
Name:	John DeYoung
Title:	Vice President of Worldwide Business Development

Address for Notices:
66 Hudson Boulevard East
New York, NY 10001-2192
Attention: John DeYoung
Tel: 212-573-5450
Email: John.DeYoung@pfizer.com

With a copy to:
66 Hudson Boulevard East
New York, NY 10001-2192
Attention: Andrew J. Muratore
Tel: 212-733-7965
Email: Andrew.J.Muratore@pfizer.com

[Signature Page to Voting Agreement]